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                                                            EXHIBIT 23.2




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 2, 1996 and March 27, 1996, included (or incorporated by reference) in Edison International's Annual Report on Form 10-K for the year ended December 31, 1995, and the Stock Savings Plus Plan for Employees of Southern California Edison Company Form 11-K for the year ended December 31, 1995, respectively, and to all references to our Firm included in this Registration Statement.




                                 ARTHUR ANDERSEN LLP
                                 ARTHUR ANDERSEN LLP

Los Angeles, California
May 16, 1996